Exhibit 99.1

Plug Power Announces Sale of Graham, Texas Project and Staged Closing of New York Gateway Project with Stream Data Centers, Expects $80 Million in Near-Term Liquidity as Part of $275 Million-Plus Initiative

SLINGERLANDS, N.Y., July 13, 2026 - Plug Power Inc. (NASDAQ: PLUG) today announced two transactions with Stream US Data Centers, LLC ("Stream"), advancing the Company’s previously announced strategic infrastructure optimization initiatives, which collectively target more than $275 million in liquidity improvement through a combination of asset monetization, release of restricted cash, and reduced maintenance expenses. In addition, Stream and Plug Power are now also actively exploring other opportunities for Plug to deploy its products into the data center industry. Plug previously announced in February 2026 that it had entered into a definitive agreement to sell its interest in the New York Gateway Project to Stream. As the parties continued to work toward satisfaction of the transaction's closing conditions, including applicable regulatory and project-related approvals, the parties agreed to restructure the transaction into a staged closing and to enter into a definitive agreement for the sale of Plug’s Graham, Texas Project.

Texas

Plug has signed a definitive agreement to sell its Graham, Texas Project, comprised of land and associated 164 MW of grid interconnection assets, to Stream for up to $76.5 million, with $50 million to be paid at closing and up to $26.5 million based on the load capacity that will be confirmed in the final interconnection agreement with the Texas utility. The closing is expected on or about July 31, 2026, subject to the satisfaction of closing conditions. The sale is also expected to enable the release of approximately $14 million of cash collateral currently supporting letters of credit/security payments, following the transfer of the applicable interconnection-related obligations and security arrangements to Stream. In total, this transaction is expected to provide up to approximately $90.5 million of total liquidity.

New York

Plug and Stream have amended the purchase and sale agreement for the Gateway Project as follows: (i) Stream's prior $6.5 million escrow deposit will be promptly released to Plug; (ii) Stream will make a new $10 million escrow deposit toward its purchase of land at the Gateway site; (iii) the closing provisions have been amended to enable the near-term sale of the land; and (iv) the long-stop closing date for the sale of non-land assets has been extended to March 31, 2027 to afford additional time for completion of the applicable New York State environmental and regulatory review processes and satisfaction of the remaining closing conditions. As amended, the purchase price is fixed at $142 million. Combined with a $5 million advance received earlier this year, Stream will have paid $21.5 million to Plug against the purchase price upon release of the escrow deposits described above. Plug will retain ownership of the substation and interconnection assets, along with a repurchase right over the land, until the second closing.

Liquidity

As of June 30, 2026, Plug held approximately $162 million of unrestricted cash and cash equivalents, before giving effect to any proceeds from the transactions announced today. Together, the initial New York closing and the Texas transaction represent additional progress under Plug’s previously announced strategic infrastructure optimization initiative and are expected to deliver more than $80 million of near-term incremental liquidity. Additional initiatives under Plug’s previously announced strategic infrastructure optimization initiative, including further anticipated releases of restricted cash, are advancing and are expected to bring aggregate liquidity improvement of more than $275 million.

"Plug is appreciative of the continued collaboration and partnership with Stream Data Centers and is excited to position for closing in the near term. Monetizing these assets was a key part of our strategy this year, coupled with the continued improvements in margin and cash flows to fund the business. We look forward to sharing our results for the second quarter shortly and believe that we are on track with our financial goals for 2026. The improvement in margins, effective management of our liquidity, and the growth of our sales pipeline remain our critical focus." said Jose Luis Crespo, Chief Executive Officer and President of Plug Power.

About Plug Power

Plug is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to industries such as material handling, industrial applications, and energy producers, advancing energy independence and decarbonization at scale.

With electrolyzers deployed across six continents, Plug leads in hydrogen production, delivering large-scale projects that redefine industrial power. The company has deployed more than 74,000 fuel cell systems and over 280 fueling stations and is the largest user of liquid hydrogen. Plug is rapidly expanding its generation network to ensure reliable, domestically produced supply, with hydrogen plants currently operational in Georgia, Tennessee, and Louisiana, capable of producing up to 40 tons per day.

Headquartered in Slingerlands, New York, Plug is driving innovation, strengthening American manufacturing, and creating high-quality jobs across the country. The company employs more than 730 people in New York, supporting approximately $69 million in annual payroll, and nearly 200 employees in Texas, representing more than $18 million in annual payroll. Across New York and Texas, Plug has deployed more than 6,200 GenDrive fuel cell-powered forklifts at 31 customer facilities, helping customers reduce electricity demand, avoid nearly 95,000 MWh of annual electricity consumption, prevent more than 33,000 metric tons of CO2 emissions each year, and eliminate approximately $164 million in electric infrastructure investments that would otherwise have been borne by utility customers and ratepayers. With employees and state-of-the-art manufacturing facilities across the globe, Plug powers industry leaders including Walmart, Amazon, Home Depot, BMW, and BP.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts, including, without limitation, statements regarding the Company's expectations, goals, plans, outlook or prospects, including expected gross proceeds and total proceeds from the transactions, the timing and likelihood of each closing, the anticipated receipt and amount of contingent consideration, the anticipated release of cash collateral, the anticipated aggregate liquidity improvement under the Company's strategic infrastructure optimization initiative, the Company's ability to execute its business strategy and achieve its financial goals for 2026, the Company's ability to pursue additional opportunities with Stream in the data center industry, the timing and outcome of New York State's environmental and regulatory review processes, the Company's preliminary and unaudited cash position as of second quarter of 2026, and other statements regarding future operating results, financial condition, performance, prospects, and opportunities, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. These risks and uncertainties include, among other things: the Company's ability to satisfy closing conditions and complete each transaction on the anticipated terms or at all; the risk that the New York State environmental and regulatory review process applicable to the Gateway Project site is delayed or does not result in the determinations necessary to permit the second closing; the risk that the final interconnection agreement with the Texas utility is not executed or does not confirm the anticipated load capacity, which could reduce or eliminate the contingent consideration payable under the Graham, Texas Project transaction; the risk that escrow deposits are not released on the anticipated timeline or at all; general market, economic, competitive, and regulatory conditions; the effectiveness of the Company's strategic initiatives, including the infrastructure optimization initiative; risks associated with the data center market and demand for power solutions; the Company's ability to manage costs and liquidity; risks related to the Company's future capital requirements and liquidity needs; and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission (the 'SEC'), including the Company's Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, and other reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Plug Media Contact

Teal Hoyos

media@plugpower.com